Exhibit 10.14
Execution Version
Confidential
EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”) is entered into on November 5, 2019 so as to be made effective as of December 2, 2019 (the “Effective Date”) by and among Beacon Street Services, LLC (“Beacon Street”or the “Company”), a limited liability company doing business under the laws of Delaware, S&A Holdings (2013), LLC, a limited liability company doing business under the laws of Florida (“Holdings”) and Dale Lynch (“Executive”). Company, Holdings and Executive are collectively referred to herein as the “Parties” and each individually as a “Party.”
RECITALS
WHEREAS, Company provides support services to various publishing entities organized under Holdings which offer various publications, software, media and information services (hereinafter referred to as the “Products”); and
WHEREAS, Company wishes to employ Executive as its Chief Financial Officer, and Executive has agreed to such employment, on the terms and conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties herein contained and other good and valuable consideration as provided below, the Parties hereby agree as follows:
TERMS
1.    Executive’s Performance and Understanding.
(a)    During the term of the Executive’s employment under this Agreement, Company shall employ the Executive, and the Executive shall serve Company and Holdings, as the Chief Financial Officer of the Company reporting directly to the Chief Executive Officer (“CEO”) of Holdings.
(b)    The Executive shall perform services and duties (“Services”) at the direction of the CEO which Services shall be typically associated with such position and title held by the Executive.
(c)    While Executive is the Company’s employee, Employee agrees to devote his full business time and attention to the performance of his duties and responsibilities hereunder. Employee’s principal work location shall be at the offices of the Company located in Baltimore, Maryland.
2.    Compensation. In consideration of Executive’s performance of the Services, the Company shall compensate Executive as follows:
(a)    Salary. Executive shall initially receive an annualized salary of $500,000 (the “Base Salary”). Base Salary payments shall be payable to Executive in accordance with the normal payroll practices and schedule of the Company, less applicable deductions and withholdings. This

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Base Salary shall be periodically reviewed by the Board of Managers of Holdings (the “Board”) and adjusted by the Board as the Board deems appropriate in its sole discretion.
(b)    Initial Bonus; Bonus Pool. (i) Initial Bonus: If Executive delivers a fully executed copy of this Agreement to Company on or before November 8, 2019 and is Continuously Employed by the Company from December 2, 2019 through December 31, 2019, Company will pay Executive a one-time bonus of Fifty Thousand Dollars ($50,000) in one (1) payment, less all required deductions and withholdings (“Initial Bonus”) within thirty (30) days of December 31, 2019; and (ii) Bonus Pool: Beginning with the 2020 Performance Year, Executive will be eligible to participate in the annual executive bonus pool (the “Bonus Pool”), from which annual bonus payments are determined and paid by the Company in its sole discretion, less all required deductions and witholdings. If Executive has been Continuously Employed by the Company through the one-year anniversary of the Effective Date, Company will pay Executive a one-time payment of Two Hundred Thousand Dollars ($200,000), less all required deductions and withholdings within thirty (30) days of the one-year anniversary of the Effective Date, which payment shall set the floor, but not the ceiling, for Executive’s Bonus Pool payment for the 2020 Performance Year. Executive must be an employee of the Company on the date any Initial Bonus or Bonus Pool payments are made, if any, in order to earn such bonus.
(c)    Holdings Equity Award. Within ninety (90) days of the Effective Date, Holdings shall grant Executive 5.415 Class B Units, which grant shall become effective on January 1, 2020 (the “Profits Interest”). The Profits Interest represents approximately 0.5% of the profits interests in Holdings and will be given to Executive pursuant to a grant agreement containing such terms and conditions as Holdings shall deem appropriate in its sole discretion. Executive acknowledges that such grant is intended to be a profits interest within the meaning of IRS Revenue Procedures 93-27, 1993-2 C.B. 343, and 2001-43, 2001-2 C.B. 191.
(d)    Definitions. As used in this Agreement, the following terms shall have the following meanings:
i.    “Affiliate” or “Affiliated” of or with any specified entity or Person means any other entity or Person controlling, controlled by or under common control with such specified entity or Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of any specified entity or Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any other entity or Person owns a majority or more of the voting capital stock or other ownership interests, directly or indirectly, of such specified entity or Person.
ii.    “Cause” means any of the following: (i) Executive’s repeated and gross failure to perform his material duties under this Agreement, after written notice of such non performance has been given by Company to Executive with thirty (30) days to cure such non performance; (ii) use of illegal drugs by Executive; (iii) Executive’s commission of a felony, a crime of moral turpitude or a misdemeanor involving fraud or dishonesty (for avoidance of doubt, a single driving while intoxicated (or other similar charge) shall not be considered a felony or crime of moral turpitude); (iv) Executive’s perpetration of any act of fraud or material dishonesty against or affecting the Company or Holdings, any of their Affiliates, or any customer, agent or employee thereof; (v)

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Executive’s material breach of any fiduciary duty or material breach of this Agreement or any other contractual duty to, written policy of, or written agreement with the Company, which breach is not cured or corrected within 30 days of written notice thereof from the Company or Holdings, except for breaches of Section 4 of this Agreement, which cannot be cured and for which the Company or Holdings need not give any opportunity to cure; (vi) Executives repeated insolent or abusive conduct in the workplace, including but not limited to harassment of others of a racial or sexual nature after notice of such behavior; (vii) Executive knowingly taking any action which is intended to materially harm or disparage the Company or Holdings, their Affiliates, or their reputations, or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company or Holdings, or any of their Affiliates; or (viii) Executive knowingly engaging in any act of material self-dealing without prior notice to and consent by the Board. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.
iii.    “Continuously Employed” means the absence of any interruption or termination of the Services provided by Executive to the Company.
iv.    “Good Reason” means, without Executive’s consent: (i) material breach of this Agreement by either the Company or Holdings: (ii) a requirement that Executive relocate his primary place of employment to a geographic location outside of a seventy-five (75) mile radius from the Company’s location as of the Effective Date unless agreed to by Executive in writing; or (iii) a reduction in Executive’s annual base salary in a percentage greater than concurrent base salary reductions for similarly-situated executives; provided, however, that a resignation will be a resignation for Good Reason only if Executive shall have first provided written notice of the condition constituting Good Reason to the Board no later than sixty (60) days after Executive knew or should have reasonably known given his position with the Company of the existence of the condition and the Company or Holdings shall have failed to cure such condition within thirty (30) days of the Boards receipt of notice.
v.    “Performance Year” means the calendar year during which the Executive’s performance is measured for the purpose of allocating a share of the Bonus Pool to Executive’s annual bonus, as determined by the Company in its sole discretion.
vi.    “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division. agency or department thereof), including any group of Affiliated Persons.
(e)    Expenses. The Company shall reimburse Executive for any reasonable travel and other out-of-pocket expenses incurred by Executive in the performance of his obligations hereunder, including travel, cell phone, dining and entertainment, and similar expenses; provided that such expenses shall have been documented and submitted in accordance with the regular reimbursement procedures and practices of the Company in effect from time to time. Travel expenses will be reimbursed within thirty (30) days of delivery of an expense report and applicable receipts.

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(f)    Benefits. Executive shall be eligible to participate in all individual and group medical, dental, disability, life insurance, accidental death, savings, retirement and/or 401k plan and all other fringe benefits and executive perquisites generally provided to employees and/or other executives of the Company similar to Executive on terms and based on any required employee contributions no less favorable to Executive than as apply to other such employees and similar executives generally. Executive is entitled to four (4) weeks’ paid vacation during each calendar year, with the scheduling of such vacation to be determined in accordance with the Company’s vacation policies as in effect from time to time. If Executive does not take the full vacation available in any year, the unused vacation may not be carried over to the next calendar year, and Executive will not be compensated for it.
3.    License Grant.
(a)    Executive hereby grants to Company and its affiliates the right to trade off Executive’s name, reputation, likeness and background in promotional material aimed at marketing the Products to potential and current subscribers, as well as at seminars, conferences and any related events, during the term of this Agreement and for a period of five (5) years following the termination or expiration of this Agreement; provided, however, that in no event does this Agreement authorize Company or any of its affiliates to use Executive’s name, reputation, likeness and background in any manner that is negative or detrimental to Executive.
(b)    Executive agrees that all intellectual property, including copyright and trademark, produced under this Agreement is considered work for hire and therefore is the sole property of Company and/or its affiliates.
(c)    Executive agrees that all designs, trademarks, discoveries, formulas, processes, techniques, strategies, trade secrets, inventions, improvements, copyrightable works. and/or the like, including all rights to obtain, register, perfect and enforce these proprietary interests, that Executive may solely or jointly develop, conceive, or reduce to practice or author, in whole or in part, during Executive’s employment or association with Company or its affiliates that relate to his employment or association or are aided by the use of time, material, or facilities of Holdings, Company or their affiliates, whether or not during normal working hours, (“Inventions”) are the sole and exclusive property of Company and/or its affiliates and are considered works for hire under the U.S. Copyright Act, including. but not limited to, as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as editorial copy, as a translation, as a supplementary work, as a compilation, as an instructional text, as a test, as answer material for a test, as an atlas or as any other applicable category. Without compensation, Executive hereby assigns to Company his entire right, title, and interest in and to the Inventions, and agrees to execute all documents and take all other actions deemed necessary by Company to protect its rights in any such Inventions, including to vest Company or its designee with sole ownership of all Inventions. Executive represents and warrants that his development and use of the Inventions will not infringe, misappropriate or otherwise violate any intellectual property rights of any third party (including without limitation any of Company’s former employers) or any duty owed by Company to any third party (including without limitation any of Company’s former employers). To the extent allowed by applicable law, all rights to Inventions include all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as moral rights, artist’s rights, droit moral or the like (collectively, “Moral Rights”). To the extent Executive retains

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any such Moral Rights under applicable law, he hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or authorized by Company and agrees not to assert any Moral Rights with respect thereto. Executive will confirm any such ratification, consent or agreement from time to time as requested by Company. Executive shall return all tangible evidence of such Inventions, including, but not limited to, any papers, lists, books, files, and computer diskettes or CDs, to Company prior to or at the termination of this Agreement or extensions thereof, if any, with or without Company’s request, or upon Company’s written request.
4.    Non-Compete and Confidential Information.
(a)    Unless otherwise agreed to by the Board, Executive hereby agrees and covenants that he will not (i) write or contribute to the publication of any financial material, or (ii) directly or indirectly, engage in any business on behalf of himself or any other person, and whether as an owner, director, officer, employee, or consultant, which could be deemed competitive with the Products or other products owned by Company or Holdings or any of their Affiliates (hereinafter, “Compete”) while he is an employee of Company and for a period of two (2) years following the termination of such employment; (the “Non-Compete Term”); provided. however, that if Executive resigns for Good Reason or is terminated by the Company without Cause, then the Non-Compete Term shall expire upon such resignation or termination of employment. Any financial writing for a financial newsletter and/or Internet-related financial product is deemed per se competitive.
(b)    During the Non-Compete Term, Executive also will not, directly or indirectly:
i.    induce or encourage any employee or independent contractor of Holdings, Company or their affiliates to leave or reduce such employment or engagement, whether such employment or engagement is pursuant to a contract or at will, or, on his own behalf or on behalf of any person or entity, employ or engage in any capacity any former employee or independent contractor of Holdings, Company or their affiliates, unless such former employee or independent contractor will have ceased to be so employed or engaged by Holdings, Company or their affiliates for a period of at least one (1) year immediately prior to such employment or engagement; or
ii.    on his own behalf or on behalf of any person or entity, solicit or call upon, or attempt to solicit or call upon, any customer of Holdings, Company or their affiliates (as of the date of termination of this Agreement), for the purpose of selling or providing any product or service which is competitive with any of the products owned, sold, managed or distributed by Holdings, Company or their affiliates.
(c)    Confidential Information. Executive acknowledges and agrees that Holdings, Company and any of their Affiliates, in the course of performing their business activities, acquire and develop Confidential Information (as defined below) that provides them with a business advantage and that Executive will be provided with such Confidential Information during his association with Holdings, Company and any of their Affiliates. Executive agrees that he will not, directly or indirectly, at any time during or after the Term of this Agreement, use (whether on his own behalf or on behalf of any other person or entity) or disclose (to any person or entity) any Confidential Information, except as may be required by law or necessary in the performance of his duties for Holdings, Company or any of their Affiliates during the Term. “Confidential

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Information” means all confidential, proprietary, and non-public information (whether in written, electronic, or other form) of Holdings. Company or any of their Affiliates or third parties with whom Holdings, Company or any of their Affiliates do business (including without limitation investors, sources of investment capital, and suppliers of Holdings, Company or any of their Affiliates), including without limitation the following information of Holdings, Company or any of their Affiliates: trade secrets: business information; track record information; books and records used to calculate and present track record information; information regarding the assets and affairs of Holdings, Company or any their Affiliates; financial information; operating methods or strategies; portfolio holdings and performance; marketing plans or strategies; competitive know-how; processes; forecasts; investor lists or other investor-related information of any kind; subscriber lists or other subscriber-related information of any kind, and any other information of a similar nature not already in the public domain. Confidential Information also includes any information that becomes publicly available as a direct or indirect result of Executive’s breach of this Agreement or other obligation to Holdings, Company or any their Affiliates. Notwithstanding anything to the contrary in this Section 4(c), the provisions in this Section shall not apply to information that: (1) is in the public domain at the time of disclosure by Executive or is subsequently made available to the general public through no violation of this Section 4(c) by Executive; (2) is independently developed by Executive without use of or reference to the Confidential Information; (3) is disclosed with the prior written consent of the Holdings, Company or any of their Affiliates; or (4) is required to be disclosed by law or by regulatory, judicial or arbitration process. Executive will take all reasonable and necessary precautions to prevent disclosure of Confidential Information to unauthorized persons or entities. Executive further agrees to immediately notify the Holdings, Company or any of their Affiliates if he becomes aware that Confidential Information has been improperly used or disclosed. In the event Executive is requested or required (by oral questions, interrogatories, requests for Confidential Information or documents in a court or administrative proceeding, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, Executive will, to the extent permitted under applicable law. (i) immediately (and prior to such disclosure) notify the Company by providing notice to the Company cooperate with Company (at Company’s sole expense) in any efforts by them to oppose such disclosure, and (ii) will disclose only that portion of the Confidential Information that is legally required to be disclosed and exercise reasonable efforts to ensure that such Confidential Information will be afforded confidential treatment. Executive acknowledges and agrees that Executive has not, and will not, acquire any right, title or interest in or to any of the Confidential Information.
Under the Defend Trade Secrets Act of 2016, the Company hereby provides notice and Executive hereby acknowledges that Executive may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) is solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
5.    Warrants, Covenants, Indemnity and Forfeiture.
(a)    Executive hereby warrants and covenants that any editorial or promotional work produced under this Agreement by him shall not knowingly violate or infringe any copyright(s)

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and shall not knowingly contain anything libelous or otherwise contrary to the law. Executive also covenants and agrees to undertake best efforts to comply with any and all internal securities trading (such Securities and Cryptocurrencies Trading Policy attached hereto as Exhibit A to be executed by Executive concurrently with this Agreement), customer relations (such Customer Relations Policy attached hereto as Exhibit B to be executed by Executive concurrently with this Agreement), information barrier, and similar policies of the Company.
(b)    Each of the Parties shall each have the right to take legal action against an unrelated third party in the event of any infringement or violation of the rights of the Party and each shall be solely responsible for its expenses in such suit. However, the Company agrees to provide a legal defense (including the payment of legal fees and any court ordered damages that are assessed against Executive) for legal claims asserted against Executive arising out of Executive’s employment with Company, unless such actions are in violation of this Agreement, applicable policies of the Company or Holdings, or applicable law.
(c)    Executive shall indemnify and hold harmless Holdings, Company and their Affiliates for any losses resulting from a willful and intentional breach in bad faith of the warranties and covenants by Executive in Sections 3, 4 and 5, including reasonable attorney’s costs, suffered by Holdings, Company and/or their Affiliates. The Parties agree that the foregoing representations, covenants and indemnity by Executive shall not extend to any editorial, marketing or promotional materials Holdings or Company provides to Executive so long as Executive’s presentation of such material is consistent with the warranties and covenant described in Section 5(a) above.
(d)    Executive represents and warrants to the Company that: (i) Executive has the full power and authority to enter into this Agreement and to incur and perform Executive’s obligations hereunder; and (ii) the execution, delivery and performance by Executive of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any agreement or instrument to which Executive is a party or by which Executive may be bound or affected.
(e)    The Company represents and warrants to Executive that: (i) it is duly organized, validly existing and in good standing under the laws of the State of Maryland, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted; (ii) it is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes qualification necessary; (iii) it has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder; and (iv) the execution, delivery and performance by the Company of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the articles of organization, bylaws, or operating agreement of the Company, or any agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected.
(f)    Holdings represents and warrants to Executive that: (i) it is duly organized, validly existing and in good standing under the laws of the State of Florida, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently

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conducted; (ii) it is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary; (iii) it has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder; and (iv) the execution, delivery and performance by Holdings of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the articles of organization, bylaws, or operating agreement of Holdings, or any agreement or instrument to which Holdings is a party or by which Holdings or any of its properties may be bound or affected.
6.    Term and Termination.
(a)    Term. Unless terminated earlier pursuant to the terms of this Agreement, Executive’s employment hereunder shall be effective as of the Effective Date, shall continue for ten (10) years after the Effective Date (the “Initial Term”), and shall automatically renew for additional one (1) year renewal periods (each, a “Renewal Term,” and together with the Initial Term, the “Term”); provided, however, at any time within one hundred eighty (180) days prior to the expiration of the Initial Term or any subsequent Renewal Term. any Party may (1) request the other to negotiate the terms of a renewal of this Agreement or (2) elect not to renew the Agreement by providing written notice to the other Parties. Notwithstanding the foregoing. none of the Parties shall be obligated to renew this Agreement beyond the Initial Term or any subsequent Renewal Term, as applicable.
(b)    Termination. Any Party may terminate Executive’s employment at any time in accordance with the applicable provisions herein, provided that: (i) the Company shall provide Executive sixty (60) days prior written notice in the event the Company terminates Executive without Cause; or (ii) Executive shall provide the Company with ninety (90) days prior written notice before terminating his employment,in which case, for the avoidance of doubt, the Company may relieve Executive of some or all of his duties (which shall not trigger Good Reason) during such 90-day notice period provided that the Company pays Executive his salary, bonuses, benefits and any compensation due to Executive for the portion of the notice period that is waived. Upon termination of Executive’s employment, for any reason, he shall receive any unpaid Base Salary through the date of termination and reimbursement for any expenses incurred through the date of termination pursuant to Section 2(f) along with any benefits through such date.
i.    If during the applicable Performance Year, Company terminates the Executives employment for any reason other than for Cause (including due to Executive’s disability) or Executive dies, then Executive shall receive a prorated bonus, as applicable, based on the date of termination or death occurring in the applicable Performance Year. If during the applicable Performance Year. Executive resigns without Good Reason or Company terminates the Executive’s employment for Cause, then Executive shall not receive and Executive shall not be entitled to any bonus, nor any portion thereof.
ii.    Any Profits Interests rights granted to Executive by Holdings that are unvested as of the date on which Executive’s employment terminates shall automatically be forfeited and Executive shall have no further rights with respect to such award.

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iii.    Executive acknowledges and agrees in the event that Executive breaches Section 4 of this Agreement, such breach shall constitute grounds for termination of Executive's employment for Cause. If Executive breaches Section 4 and such breach either (1) results in the termination of Executive’s employment with the Company or (2) occurs following the termination of Executive’s employment with the Company. then the following shall occur: all compensation and benefits otherwise payable pursuant to this Agreement and the vesting and/or exercisability of applicable bonuses, Profits Interests, and other forms of compensation previously awarded to Executive, shall immediately cease; and any and all Profits Interests in described herein shall be immediately forfeited by Executive.
iv.    In the event that before the third anniversary of the Effective Date (a) the Company terminates the Executive's employment for any reason other than termination for Cause, (b) there is a Change in Control of the Company that results in the Involuntary Separation from Employment of the Executive by the Company or its successor, or (c) Executive resigns for Good Reason, then the Executive shall have the following rights and benefits subject to Executive’s execution, delivery and non-revocation of a general release of claims in a form approved by the Company: (1) Executive shall be entitled to any unpaid salary, bonuses, benefits and any compensation due to Executive through the date of termination of employment and reimbursement for any expenses incurred before such date pursuant to Section2(f); and (2) Executive shall receive one (1) year of Base Salary less applicable deductions and withholdings which shall be paid pursuant to the terms of the Company’s regular payroll schedule, and the extension of Executive’s benefits (excluding vacation time and paid time off) for a period of one (1) year following the date of termination. For the purpose of this Section 6(b)(iv), the following definitions shall apply:
A.    “Involuntary Separation from Employment” shall be defined as either: (i) termination without Cause; or (ii) a reduction in Executive’s title, responsibilities or authority (unless agreed to in advance by Executive in writing) resulting from duplication of the Executive’s position by another equivalent executive employed by the Company.
B.    “Change in Control” shall be defined as (i) the sale of all or substantially all of the assets Holdings: (ii) any merger or acquisition of Holdings with, by or into another corporation, or (iii) any change of ownership of more than fifty percent (50%) the equity interests in Holdings in one or more related transactions. Notwithstanding the foregoing, for purposes of this Section, the following shall not be considered a Change in Control: (x) the completion of a public offering of the equity interests of Holdings or any change in the composition of the Board or the Board of Directors of Holdings within one (1) year following such public offering: or (y) the merger of Holdings with, by or into another corporation or a sale of fifty percent (50%) or more of the equity interests in Holdings in one or more related transactions where the ability to elect the Board of Directors of Holdings or determine the strategic direction of Holdings is retained by the current equity holders of Holdings or a portion thereof.
7.    Assignment of Agreement. Executive’s services and functions are considered unique. This Agreement or any rights or obligations herein may not be assigned or otherwise transferred by

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Executive to any other party without the prior written consent of Company and Holdings, which consent shall not be unreasonably withheld.
8.    Indemnification; Insurance. During Executive’s employment and thereafter, the Company shall indemnify and hold Executive harmless against any costs or expenses (including attorneys’ fees), judgments, fines, penalties, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that Executive is or was a Board member, manager, director, officer, employee or agent of the Company or any Affiliate, whether asserted or claimed prior to, at or after the date of Executives termination of employment, to the fullest extent permitted under applicable law and on a basis no less favorable than what is provided to any other continuing officer or director of the Company; provided, however, that Executive acted in good faith and in a manner Executive reasonably believed to be in or not opposed to the best interests of the Company; or was acting in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Executive by the Board, officers or employees of the Company, or Holdings, or any of their Affiliates in the course of their duties, or by committees of the Board, or by any other person (including legal counsel, accountants and financial advisors) who has been selected with reasonable care by or on behalf of the Company or Holdings or any of their Affiliates; or in the case of a criminal proceeding or claim, had no reasonable cause to believe Executive’s conduct was unlawful. During Executive’s employment and thereafter, Company shall provide Executive with coverage under a policy of directors’ and officers’ liability insurance that provides Executive with coverage on the same basis as is provided for the Company’s continuing officers and directors from time to time, in the event Company decides to obtain such coverage.
9.    Integration, Amendments and Modifications. This Agreement sets forth the entire agreement among the Parties hereto with respect to the subject matter herein and supersedes all prior and contemporaneous understandings, agreements representations and warranties, both written and oral, with respect to such subject matter. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement. This Agreement may not be amended or modified except by a writing duly executed by the Parties hereto.
10.    Confidentiality. The Parties agree that this Agreement is confidential and, except as otherwise required by law or court order, no party shall disclose the terms herein to anyone, including any employee of Company or Holdings. Notwithstanding the foregoing, Company may disclose the terms of this Agreement to senior management of Company and Holdings. Executive may disclose this contract to his immediate family member and his legal and financial representatives provided such disclosures are protected by professional codes of conduct or signed confidentiality agreements.
11.    Severability; Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law. If any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree, such provision will be enforced to the maximum extent permissible and the remainder of the Agreement will remain in full force and effect according to its terms.

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12.    Arbitration. The Parties agree that any dispute arising from or relating to this Agreement, or the breach thereof, shall be submitted to the American Arbitration Association (“AAA”) for binding arbitration to take place in Baltimore, Maryland before a single arbitrator under the rules of the AAA Employment Arbitration Rules and Mediation Procedures, and the decision of the arbitrator shall be final and binding upon the Parties. Notwithstanding the foregoing, in the event of any Party’s breach of any of the covenants set forth in Sections 3, 4, 5 or 8, a Party shall have the right to obtain injunctive relief from any federal or state court of competent jurisdiction located within Baltimore County, Maryland and will not be required to arbitrate any claim for the breach of such Sections. Accordingly. except as provided in the prior sentence, the Parties will not be permitted to pursue court action regarding claims that are subject to arbitration.
13.    Governing Law; Venue. This Agreement and the rights and obligations of the Parties hereto shall be governed, construed, interpreted and enforced in accordance with the laws of the State of Maryland, without giving effect to the principles of conflict of laws. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal or state courts located within Baltimore County, Maryland in the event that (1) a Party seeks injunctive relief with respect to a breach of any of the covenants set forth in Sections 3, 4, 5 or 8 or (2) a Party seeks to enforce an arbitration award. In the event of a breach of the covenants set forth in Sections 3, 4, 5 or 8, the Parties agree that, in addition to any other remedies available at law or equity, a Party may file litigation against another Party seeking specific performance and temporary and/or preliminary injunctive relief, enjoining or restraining such breach, and the Parties consent to the issuance of such injunctive relief without bond. The Parties agree that if a Party initiates litigation seeking to enforce an arbitration award, the Party initiating such litigation shall be entitled to recover from the other Party reasonable attorney’s fees and costs incurred in such litigation, including all reasonable and necessary attorneys fees and costs arising from a successful appeal. The Parties consent to the personal jurisdiction of such courts and thereby waive: (a) any objection to jurisdiction or venue; or (b) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.
14.    Section 409A.
(a)    The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively “Section 409A”) and the Company shall have complete discretion to interpret and construe this Agreement and any associated documents in any manner that establishes an exemption from (or compliance with) the requirements of Section 409A. If for any reason, such as imprecision in drafting. any provision of this Agreement (or of any award of compensation, including, without limitation, equity compensation or benefits) does not accurately reflect its intended establishment of an exemption from (or compliance with) Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company.
(b)    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a

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termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “such a separation from service.” The determination of whether and when a separation from service has occurred for proposes of this Agreement shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations.
(c)    For purposes of Section 409A, Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within sole discretion of the Company. In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Section 409A.
(d)    If Executive is a “specified employee” (as that term used in Section 409A) on the date the separation from service becomes effective and the payment of the amounts under this Agreement payable upon a separation compensation, the payment of which would result in additional taxes or penalties under Section 409A, then such payments shall be delayed until the first business day following the six (6)-month anniversary of the date the separation from service becomes effective, but only to the extent necessary to avoid such additional taxes or penalties under Section 409A. On the first business day following the six (6) month anniversary of the date the separation from service becomes effective, the Company shall pay Executive in a lump sum the aggregate value of the nonqualified deferred compensation that the Company otherwise would have paid prior to that date under this Agreement.
(e)    The provisions of this Agreement are intended to be exempt from or otherwise comply with Section 409A and will be operated and administered in accordance with such intent.
15.    Waiver. No waiver by the Parties of any breach by a Party hereto of any condition or provision of this Agreement to be performed by such Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by a Party in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
16.    Survival. Notwithstanding anything to the contrary in this Agreement, Sections 2, 3, 4, 5, 6(b), 8 and 10 through 24 will survive the termination of Executive’s employment and the termination or expiration of the Term, as shall all other Sections herein that by their nature contemplate survival beyond the termination of Executive’s employment with the Company.
17.    Notice. Any notice, demand, request or other communication which Executive or Company may be required to give the other Party hereunder shall be in writing, shall be effective and deemed received the following business day when sent by overnight mail, upon transmission

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if sent by e-mail, or the third business day after deposited in first class United States mail, postage prepaid. The current contact information for each Party is:
For Company:
Mark Arnold
Chief Executive Officer
1125 N. Charles Street
Baltimore, MD, 21201
Email: marnold@stansberryholdings.com
With a copy to:
Gary Anderson
General Counsel
1125 N. Charles Street
Email: ganderson@beaconstreetsenrices.com
For Executive:
Dale Lynch
9648 Maymont Drove
Vienna. Virginia 22182
Email: rdlynch1764@gmail.com
18.    Headings. The headings used in this Agreement are solely for convenience of reference and shall not affect its interpretation.
19.    Construction. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against drafting Party shall not apply in the interpretation of this Agreement.
20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.
21.    Prevailing Party. In the event any dispute arises out of or relating to this Agreement, whether in law or equity,the prevailing Party shall be entitled to recover, in addition to the relief awarded, its reasonable attorneys fees, paralegals’ fees and costs, at all levels whether pursuant to an arbitration proceeding, at trial, on appeal, or in bankruptcy.
22.    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

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23.    Further Assurances. If any further action is necessary or desirable to carry out the purposes of this Agreement, each Party agrees to take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party.
24.    Signature. A signed copy transmitted via e-mail or an electronic signature is presumed authentic and will be accepted as an original unless shown to be invalid by the other Party. This Agreement may be executed in two or more counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement so as to be made effective as of the Effective Date.

Beacon Street Services, LLC

By:	/s/ Mark Arnold

	Name:	Mark Arnold

	Its:	Authorized Agent

S&A Holdings (2013), LLC

By:	/s/ Mark Arnold

	Name:	Mark Arnold

	Its:	Authorized Agent

/s/ Dale Lynch
Dale Lynch

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EXHIBIT A - SECURITIES AND CRYPTOCURRENCIES TRADING POLICY
This Securities and Cryptocurrencies Trading Policy (the “Policy”) applies to all employees and independent contractors of the Company. For purposes of this Policy, the term “securities” includes all digital assets, cryptocurrencies and “utility tokens,” as well as derivatives (e.g., options and futures) on securities and cryptocurrencies.
NO PERSONALIZED ADVICE
•    You may not give personalized investment advice to customers of the Company.
•    You may not engage in discussions about securities or cryptocurrencies with any individual customer.
•    You may address customer service issues that do not involve recommending securities or cryptocurrencies.
EDITORIAL PROCESS
Special restrictions apply to writers (including editors, any member of the editorial team, copywriters, and any other employees or independent contractors) involved in selecting securities or cryptocurrencies for recommendations for publication or promotion. The Policy for writers and other such individuals is as follows:
•    You may not participate in the selection of a security or cryptocurrency recommendation for publication in which you have a direct or indirect interest.
•    You may not purchase a security while it is an open recommendation for subscribers if you participated in the selection of that security or cryptocurrency recommendation.
For all employees and independent contractors of the Company who are aware of unpublished security and cryptocurrency recommendations:
•    You may not take a benefit of any kind in exchange for passing on knowledge of an upcoming, unpublished recommendation by the Company to a third party.
PERMISSIBLE & PROHIBITED TRADING
Because the Company and its affiliates publish a wide variety of financial information, it is unrealistic to expect that all employees and independent contractors ensure that they are not invested in any unpublished recommendation to purchase or sell a security. However, to the extent that such information is known by you, you are expected to abide by the following restrictions:
•    You must wait a full 24 hours after a published securities or cryptocurrency recommendation is posted by Company on the Internet before trading based on the security or cryptocurrency recommendation, so as to allow our readers a reasonable first opportunity to trade on our recommendation.
•    Similarly, you may not increase your holdings in any security or cryptocurrency based upon knowledge obtained in the course of your employment/engagement with Company that Company intends to publish a new buy recommendation, such as an editorial instruction to “buy more” or a promo that will more widely disseminate existing “buy” instructions.

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•    Likewise, you may not decrease your holdings in a security or cryptocurrency based upon knowledge obtained in the course of your employment/engagement with Company that Company intends to publish a new sell recommendation, such as an editorial instruction to “sell” or a promo that will more widely disseminate existing “sell” instructions.
EXEMPTIONS
The above Policy restrictions do not apply to the following securities, cryptocurrencies and other assets which may be traded at any time by any Company employee or independent contractor, including writers:
•    Mutual funds (including ETFs), money market funds and unit investment trusts invested exclusively in one or more mutual funds;
•    Educational savings plans (i.e., 529 plans);
•    Futures and options on broad-based securities indexes (e.g., S&P 500 futures);
•    Accounts managed by an independent third party without prior input from an employee or independent contractor of the Company (i.e., managed by an investment adviser acting with discretion);
•    Automatic transactions (e.g., reinvested dividends);
•    Bitcoin;
•    Ethereum; and
•    Investments in physical commodities, such as precious metals (e.g., coins, although the Policy applies to options on gold), silver, currency or real estate (e.g., a hard asset like a house, although it would apply to a REIT).
The Company may add to the list of securities and cryptocurrencies exempt from this Policy from time to time, through e-mail or other written communications to employees and independent contractors.
The Company will not condone, and does not wish to be accused of condoning, any of the above-mentioned prohibited practices. The Company will not assist any employee or independent contractor who violates this Policy, and the Company and/or its affiliates may serve as a witness against a violator.
I have read and understand the Securities and Cryptocurrencies Trading Policy. I shall comply with the above stated policy and all securities regulations.

Signed:	/s/ Dale Lynch	Date:	11/5/19

Print Name:	Dale Lynch

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EXHIBIT B-CUSTOMER RELATIONS POLICY
This Customer Relations Policy (the “Policy”) applies to all employees and independent contractors of the Company. The purpose of this Policy is to avoid any perception that you, as a representative of the Company, are engaging in communications in your capacity as a representative of the Company or otherwise for compensation for the purpose of providing individualized investment advice to any person (“Customer”). Exceptions to this Policy are addressed below.
This perception alone – even without the commission of any violative act – endangers the Company’s essential qualification for the “publisher’s exclusion” and therefore strict adherence to this Policy is required, The Company’s ability to rely upon the publisher’s exclusion relies upon, among other things, communications from the Company/Company personnel regarding securities and any other investments1 (collectively, “Securities”) remaining entirely impersonal and not tailored to any individual’s (or specific group of individuals’) circumstances.
If you have any questions or concerns regarding this Policy, please contact the Company’s legal department.
CORRESPONDENCE
You are not at any time for any reason to correspond with any Customer for the purpose of providing investment-related advice that is tailored to the individual needs of a specific individual or group. Prohibited correspondence activities in this regard include, but are not limited to, the following examples:
a.    Sending an e-mail/letter to a Customer which relates to, or has the potential to relate to, an individualized, investment-related advice topic;
b.    Engaging in a phone conversation with a Customer which relates to, or has the potential to relate to, an individualized, investment-related advice topic;
c.    Meeting or speaking with a Customer regarding an individualized, investment-related advice topic;
d.    Communicating with a Customer through a customer service representative regarding an individualized, investment-related advice topic (for example, this means that you may not write a response to a Customer over e-mail and have a customer service representative forward your response to the Customer, nor may you receive a Customer inquiry e-mail from a customer service representative and then respond directly on your own).
If you do receive such an e-mail/letter/phone call from a Customer, please forward it immediately to a customer service representative or a telesales agent for further assistance.
You may read e-mails/letters from a Customer but you may not respond directly to them if such a response could be interpreted as providing individualized, investment-related advice.
1 For example and without limitation, other investments may include cryptocurrencies, digital assets, utility tokens, or derivatives (e.g., options and futures).

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CONFERENCES, SEMINARS, MEETUPS AND INTERNET CHAT FUNCTIONS
You are not at any time, for any reason, to give individualized investment advice on any Security to attendees of any Company sponsored event, seminar, meetup or conference or otherwise through any internet chat function as a representative of the Company. Rendering individualized investment advice is considered outside your scope of authority as a representative for the Company.
a.    As an example, this means that you are not to engage in one-on-one conversations with any attendee or chat participant that discusses the subject of investing in any type of Security whatsoever or that discusses an attendee’s personal financial situation or portfolio. Examples of questions that should not be answered: “How much money do you think I need to work your strategy?”; “If you had $X to invest in the market, what would you do?”; “Right now, I’m holding shares of ABC Company, what should I do with them?”; ·What do you think is the best way to make 20% in the next two months?”; “What do you see ABC Company doing in the next six months?”
b.    Attendees may ask questions after the Company representative has finished their presentation. In such situations, either: (1) you should inform attendees before you take questions that you cannot answer questions designed to elicit personalized investment advice or (2) if an attendee’s question seeks personalized investment advice, you should remind the audience that you cannot give personalized investment advice and answer the question in a generalized way, if possible.
It is especially important to be aware and mindful of these rules when attending social events that are sponsored by the Company (e.g., cocktail receptions, luncheons and dinners). standing at a vendor booth that attendees may approach or simply conversing with individuals before or after a lecture. It is very easy for an attendee to wander over and attempt to solicit your opinion for individualized investment advice during these events.
EXCEPTIONS
The Legal Department, in consultation with the Chief Executive Officer of S&A Holdings (2013), LLC, has the sole authority to grant exceptions from any provision of this Policy to an employee or independent contractor of the Company. Any such exception, which shall be infrequently granted, shall be based upon a determination that such exception would not conflict with the interests of the Company in general and would not endanger the Company’s reliance upon the publisher’s exclusion.

Signed:	/s/ Dale Lynch	Date:	11/5/19

Print Name:	Dale Lynch